UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934
PLATINUM UNDERWRITERS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-041683

(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)
THE BELVEDERE BUILDING
69 PITTS BAY ROAD
PEMBROKE, HM 08
BERMUDA
(441) 295-7195
(Address of Principal Executive Offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-129182
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange
to be so registered	on which each class is to be registered
Series A Mandatory Convertible Preferred Shares,	New York Stock Exchange
par value $0.01 per share
Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange
to be so registered	on which each class is to be registered
None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
ITEM 2. EXHIBITS
SIGNATURE
EX-3.3: FORM OF CERTIFICATE OF DESIGNATIONS

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
The description of the securities to be registered hereunder is set forth under the caption “Description of the Series A Mandatory Convertible Preferred Shares” in the Prospectus Supplement, dated November 28, 2005, supplementing the Prospectus, dated November 4, 2005 (the “Prospectus Supplement”), of Platinum Underwriters Holdings, Ltd. (the “Registrant”), which constitutes a part of the registration statement (the “Registration Statement”) on Form S-3 (File No. 333-129182) of the Registrant which was initially filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2005 and subsequently amended by pre-effective amendment on November 4, 2005, and which became effective on November 8, 2005. The Prospectus Supplement, which was filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, and forms a part of the Registration Statement, is deemed to be incorporated herein by reference for all purposes.
ITEM 2. EXHIBITS

Exhibit
Number	Description
3.1	Memorandum of Association (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-86906)).

3.2	Bye-laws (incorporated herein by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q dated August 6, 2004).

3.3	Form of Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the Series A Mandatory Convertible Preferred Shares.

4.1	Form of Series A Mandatory Convertible Preferred Shares certificate evidencing the Series A Mandatory Convertible Preferred Shares (included in Exhibit 3.3 to this Current Report on Form 8-K as Exhibit A to the Form of Certificate of Designations).

4.2	Registration Statement on Form S-3 (File No. 333-129182) (filed with the Commission on October 21, 2005, and filed by amendment with the Commission on November 4, 2005 and incorporated herein by reference.)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

	By:	/s/ Michael D. Price

Name: Michael D. Price
Title: President, Chief Executive Officer and Director
Date: November 29, 2005